EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Form 10-K of our report dated December 12, 2008 relating to the financial statements as of December 31, 2007 of Insignia Solutions, PLC.

/s/ Malone & Bailey, PC

Houston, TX
December 19, 2008